EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                    SOUTHERN STATES COOPERATIVE, INCORPORATED

          The  name  of  the   Association  is  Southern   States   Cooperative,
Incorporated.

         The purposes for which this Association is formed are to engage in any cooperative activity for producers of agricultural products in connection with:

                  (a) Producing, assembling, marketing, buying or selling agricultural products, or harvesting, preserving, drying, processing, manufacturing, blending, canning, packing, ginning, grading, storing, warehousing, handling, transporting, shipping, or utilizing such products, or manufacturing or marketing the by-products thereof.

                  (b)      Manufacturing,   processing,  storing,  transporting,
                           delivering,   handling,   buying  for  or  furnishing
                           supplies to its members and other patrons.

                  (c) Performing or furnishing business or educational or other services, including the services of buildings, machinery and equipment, and assuming production and marketing risks, on a cooperative basis.

                  (d) Financing any of the above enumerated activities for its members and patrons.


         The authorized capital stock of this Association shall be 20,000,000 shares of Common Stock, of the par value of $1 each, and 1,000,000 shares of Preferred Stock, of the par value of $100 each. Such capital stock may be issued from time to time by the Board of Directors of this Association as they deem necessary.

1.       Preferred Stock

(a) The Board of Directors may, from time to time, issue Preferred Stock in one or more series, with variations as may be determined by the Board of Directors prior to the issuance thereof, and may reclassify any of the authorized but unissued Preferred Stock of a particular series as shares, or additional shares, of any other series, whether then or theretofore created (except any series as to which it shall have been otherwise provided at the time of creating such series), as to (i)the distinctive serial designations; (ii) the rate or rates, which may be fixed or otherwise, of cumulative, non-cumulative or partially cumulative dividends thereon, provided, however, the dividend rate which the Preferred Stock of any series shall be entitled to receive shall not exceed the maximum dividend rate permitted by law, (iii) the times of payment of dividends;
(iv) the redemption price, if any, and the premium payable thereon, if any; (v) the preference payable on liquidation or dissolution or winding up of the Association; and provided, further, all shares of Preferred Stock shall be of equal rank and shall be identical in all other respects, except in respect of the particulars that may be fixed by the Board of Directors, as hereinabove provided; and all shares of each series shall be identical.


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                           One share of said Preferred Stock shall be designated
         "4% Series Cumulative Preferred Stock"; 2,175 shares of said Preferred Stock shall be designated "5% Series Cumulative Preferred Stock"; and 100,000 shares of said Preferred Stock shall be designated "6% Series Cumulative Preferred Stock". The cumulative dividends on each series specified above shall be payable one-half on January 1 and one-half on June 30 of each year and all shares of each such series shall be identical and of equal rank except in respect to the rate of dividend thereon.

                           The preferences, voting powers, rights, restrictions and qualifications of the Preferred Stock of the Association shall be as follows:

                           The Preferred Stock of each series shall be preferred as to assets and dividends, and out of the net savings of the Association for each fiscal year cumulative dividends at, but not exceeding, the fixed dividend rate for each series shall be declared and paid at such periods as the Board of Directors shall fix for each series, before any dividends may be declared on the Common Stock for such year.

                           All or any of the outstanding Preferred Stock, or any series thereof, may be redeemed by the Association at any time as may be determined by the Board of Directors after thirty (30) days' notice and upon payment in cash of the stated redemption price thereof, plus accrued and unpaid dividends, if any. In the event only part of the outstanding Preferred Stock or of any series thereof shall be redeemed, that part to be so redeemed shall be determined by drawing lots.

                           In the event of any liquidation or dissolution or winding up (whether voluntary or involuntary) of the Association, then, after the payment of its debts, the holders of each series of the outstanding Preferred Stock shall have a preference on the assets of the Association and shall be entitled to be paid therefrom in full both the stated preference on liquidation, dissolution or windup, or if no liquidation preference is stated, at the par value of their shares, and the unpaid dividends accrued thereon before any amount shall be paid to the holders of the Common Stock or any other class of stock ranking junior to the Preferred Stock.

                  (b) As used in this Section 1, "articles of incorporation" shall mean the articles of incorporation as in effect at any time or as may thereafter be amended, and shall include, without limitation, all provisions contained in any articles of amendment or restatement creating the Preferred Stock.


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                           For the  purposes of the  articles of  incorporation,
         any class or series of stock of the Association shall be deemed to rank---

                           (i) prior to  another  class or  series  either as to
                  dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding-up, as the case may be, in preference or priority to holders of such other class or series;

                           (ii) on a parity with another  class or series either
                  as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or prices, without preference or priority one over the other with respect to the holders of such other class or series; and

                           (iii) junior to another  class or series either as to
                  dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

2.       Common Stock

                  (a) Subject to the provisions of law, the preferences of any capital stock ranking prior (as defined in paragraph (b) of Section 1 above) to the Common Stock and any restrictions contained in the Bylaws of the Association, dividends may be paid on the Common Stock, at such times and in such amounts as may be declared by the Board of Directors out of funds legally available therefor.

                  (b) The Common Stock shall be issued to, held by, or transferred to, only such persons or associations as are eligible for membership in the Association according to the requirements for membership prescribed in the Bylaws of the Association.

                  (c) Voting rights in this Association shall be vested in its common stockholder-members; provided, however, each member shall be entitled to one and only one vote regardless of the number of shares or amount of stock owned by such member.

                  (d) Whenever any member desires to sell his Common Stock, he shall first offer it to the Association, for purchase by the
         Association, or by a person or persons designated by the Board of Directors of the Association, at its par value plus declared and unpaid dividends. In the event such stock is not purchased by the Association, or by a person or persons designated as aforesaid, within thirty (30) days after the receipt of a written notice by the Association offering the said stock for sale, then the member may sell the said Common Stock to any other person or association eligible for membership in the Association. This restriction on the transfer of Common Stock shall be printed upon every Common Stock certificate. If the Board of Directors decides to repurchase such Common Stock, the Association shall have the right to apply any sum or sums of money in which the member may be indebted to the Association on the payment therefor. The Association shall be deemed to have a prior lien against such Common Stock as security for the payment of such indebtedness. This shall also govern the repurchase of the Common Stock in case of death, dismissal, expulsion, or withdrawal of any member or members.

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3.       Other Matters

                  The Board of Directors may, from time to time, sell any and all of the unissued capital stock of the Association, whether the same be any of the original authorized capital or of any increase thereof, without first offering the same to stockholders then existing, and all such sales may be made upon such terms and conditions as by the said Board may be deemed advisable, and may restrict a purchase, sale, distribution, transfer, owning and holding of stock as fully and to the extent authorized by law.

         The Association shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted under Title 13.1 of the Code of Virginia, as the same may be amended from time to time, and under any other controlling statutes or regulation whether Federal or State. Such indemnification shall be in addition to, and not in limitation of, any other indemnity required by law or agreement.

         The number of directors shall be fixed by the Bylaws and in the absence of a bylaw fixing the number, the number shall be fifteen (l5).